EXHIBIT 107
Calculation of Filing Fee Tables
424(b)(7)
(Form Type)
Life Time Group Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.01 per share	457(r)	23,000,000 (1)	$30.40	$699,200,000	0.00015310	$107,047.52

		Total Offering Amounts				$699,200,000		$107,047.52

		Total Fees Previously Paid						—

		Total Fee Offsets						—

		Net Fee Due						$107,047.52

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant’s registration statement on Form
S-3
(File
No. 333-281465)
also covers any additional shares of common stock which become issuable in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of common stock registered pursuant to that registration statement.

(2)
Calculated in accordance with Rule 457(r) under the Securities Act. Payment of the registration fee at the time of filing of the registrant’s Registration Statement on Form
S-3
(File
No. 333-281465)
on August 12, 2024 was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act and is paid herewith.